Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Francie Nagy

Investor Relations

Tel: +1-212-515-4625

GateHouse Media Announces Fourth Quarter & Year End 2006 Results and

Increases First Quarter Dividend 16% to $0.37 per Share

Fourth Quarter 2006 Highlights

•	Revenues increased 86.2% to $97.9 million in the fourth quarter 2006 from the fourth quarter 2005. Revenues for the twelve months ended December 31, 2006 were $314.9 million.

•	Operating income was $9.6 million for the fourth quarter 2006 and $32.6 million for the twelve months ended December 31, 2006.

•	As Adjusted EBITDA increased 75.2% to $22.5 million in the fourth quarter 2006 from the fourth quarter 2005. As Adjusted EBITDA for the twelve months ended December 31, 2006 was $68.7 million.

•

Levered Free Cash Flow in the fourth quarter 2006 was $12.8 million, excluding $1.1 million in interest expense on the second lien debt and revolving credit facility. Including the interest expensed on the second lien debt and revolving credit facility, levered free cash flow would have been $11.7 million.

•

Declared partial fourth quarter 2006 dividend of $0.24 per common share. The dividend was paid in January 2007 and, when combined with the partial dividend that was paid in October 2006, represents a full fourth quarter dividend of $0.32 and an annualized dividend of $1.28.

Recent Developments

•	Increased first quarter dividend 16% to $0.37 per share.

•

Acquired SureWest Directories for a purchase price of $110 million, including $3.5 million of working capital, for a net purchase price of $106.5 million, on February 28, 2007. SureWest Directories is engaged in publishing yellow and white page directories in the Sacramento, California area and internet yellow pages through the www.sacramento.com website.

•

Entered into an increased, amended and restated credit facility on February 27, 2007. This new $960 million facility has an interest rate of LIBOR + 1.75% and matures in 2014. The borrowing rate was reduced by 0.50%.

•

Completed acquisition of seven publications in southeastern Massachusetts from the Journal Register Company for $70 million on February 12, 2007. Acquired two daily newspapers, the Fall River Herald News and the Taunton Daily Gazette, three weekly newspapers and two shopper publications.

•	Completed acquisitions of an additional 25 publications year to date.

FAIRPORT, NY. March 9, 2007 - GateHouse Media, Inc. (the “Company” or “GateHouse Media”) (NYSE: GHS) today reported financial results for the quarter and year ended December 31, 2006.

The Company recorded revenues of $97.9 million, operating income of $9.6 million, net income of $7.8 million and As Adjusted EBITDA of $22.5 million for the fourth quarter ended December 31, 2006. The Company recorded revenues of $314.9 million, operating income of $32.6 million, a net loss of $1.6 million and As Adjusted EBITDA of $68.7 million for the twelve months ended December 31, 2006. As Adjusted EBITDA included non-recurring costs of $1.3 million and $4.5 million for the quarter and twelve months ended December 31, 2006, respectively. As Adjusted EBITDA is a non-GAAP financial measure and should not be considered an alternative to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. A table reconciling net (loss) income to As Adjusted EBITDA, as well as a description of how the Company uses and calculates As Adjusted EBITDA immediately follows the financial statements included with this press release.

Michael E. Reed, GateHouse Media’s CEO, commented, “We are very pleased with our results in the fourth quarter, our first quarter as a public company. We achieved record revenues, Adjusted EBITDA and Levered Free Cash Flow. In addition, I am delighted that we have been able to invest additional capital in the type of local media assets that will continue to drive future revenues and cash flow. Since our IPO we have invested approximately $200 million in locally-focused media businesses, increased our borrowing capacity and lowered our overall cost of debt by 0.50%. We also established a new local media revenue stream with our platform acquisition of the SureWest Directories business in the Sacramento, California area. Finally, we are excited about the early results of our on-line strategy, with fourth quarter same store online revenue increasing by 66%. As a result of the Company’s efforts, I am pleased to be able to announce that the Board of Directors has declared a first quarter dividend of $0.37 per share, which represents a 16% increase from the previous quarter’s dividend of $0.32 per share.

“The Company’s revenues remained stable on a same publication basis in the fourth quarter during a very difficult revenue environment for the newspaper industry in general. This performance underscores the benefits of the Company’s focus on local content and advertising.”

Dividend

The Company announced today that its Board of Directors has declared a cash dividend of $0.37 per share on its common stock for the quarter ending March 31, 2007, payable on April 16, 2007 to stockholders of record on March 30, 2007. This first quarter 2007 dividend marks a 16% increase over the fourth quarter 2006 dividend.

For the fourth quarter of 2006, GateHouse Media paid a partial dividend of $0.08 per share of common stock in October 2006, followed by an additional partial dividend of $0.24 per share of common stock, in January 2007, to holders of record of GateHouse Media’s common stock on December 29, 2006, for a total fourth quarter dividend of $0.32 per share of common stock.

Business Strategy

GateHouse’s business strategy is to focus on increasing its earnings and dividends to shareholders by growing As Adjusted EBITDA through:

•	Organic growth at existing media properties through increases in online and niche product revenues, geographic clustering of publications to realize operating efficiencies, and

•	Accretive acquisitions of locally focused media businesses.

Earnings Call

The Company has scheduled a conference call to discuss results on March 9, 2007 at 10:00 AM EST. The conference call can be accessed by dialing (800) 811-0667 (from within the U.S.) or (913) 981-4901 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “GateHouse Media Fourth Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at http://www.gatehousemedia.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM EDT on March 16, 2007 by dialing (888) 203-1112 (from within the U.S.) or (719) 457-0820 (from outside of the U.S.) please reference access code “164-2045.” A copy of this earnings release and quarterly financial supplement is posted on the Investor Relations page of the GateHouse website.

About GateHouse Media, Inc.

GateHouse Media, Inc. is one of the largest publishers of locally based print and online media in small and midsize markets in the United States. As of March 9, 2007, GateHouse Media’s portfolio of products, which included more than 445 community publications and more than 235 related websites reach approximately 9 million people on a weekly basis.

As Adjusted EBITDA

GateHouse Media’s management utilizes As Adjusted EBITDA to evaluate the Company’s performance. This metric is based on Adjusted EBITDA, which excludes non-cash expenses such as interest expense, depreciation and amortization, income tax expense (benefit) and other non-recurring items. As Adjusted EBITDA also excludes other non-cash items such as non-cash compensation and non-recurring integration and reorganization costs. As Adjusted EBITDA is a non-GAAP financial measure and should not be considered an alternative to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. A table reconciling net (loss) income to As Adjusted EBITDA, as well as a description of how the Company uses and calculates As Adjusted EBITDA immediately follows the financial statements included with this press release. The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because As Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, As Adjusted EBITDA, as presented in this press release, may differ from and may not be comparable to similarly titled measures used by other companies.

Levered Free Cash Flow

GateHouse Media’s management also utilizes Levered Free Cash Flow to evaluate the Company’s performance because that metric will be used, along with other criteria, to determine the funds available for paying the regular quarterly dividend. This metric is based on As Adjusted EBITDA, as defined above, less capital expenditures, cash taxes and interest expense. Levered Free Cash Flow is a non-GAAP financial measure and should not be considered an alternative to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. A table reconciling net (loss) income to Levered Free Cash Flow, as well as a description of how the Company uses and calculates Levered Free Cash Flow immediately follows the financial statements included with this press release. The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because Levered Free Cash Flow is not a measure of financial performance under GAAP and is susceptible to varying calculations, Levered Free Cash Flow, as presented in this press release, may differ from and may not be comparable to similarly titled measures used by other companies.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005	Year Ended December 31, 2006	Period from January 1, 2005 to June 5, 2005	Period from June 6, 2005 to December 31, 2005
	(Successor)	(Successor)	(Successor)	(Predecessor)	(Successor)
Revenues:
Advertising	$75,272	$39,049	$238,721	$63,172	$88,798
Circulation	16,446	8,462	52,656	14,184	19,298
Commercial printing and other	6,136	5,054	23,553	8,134	11,415

Total revenues	97,854	52,565	314,930	85,490	119,511
Operating costs and expenses:
Operating costs	49,829	26,253	160,877	40,007	61,001
Selling, general, and administrative	29,184	13,906	91,272	26,210	29,033
Depreciation and amortization	7,844	3,480	24,051	5,776	8,030
Transaction costs related to Merger	—	—	—	7,703	2,850
Integration and reorganization costs and management fees paid to prior owner	1,269	348	4,486	768	1,002
Impairment of long-lived assets	20	—	917	—	—
Gain (loss) on sale of assets	(89)	40	(700)	—	40

Operating income	9,619	8,618	32,627	5,026	17,635
Interest expense - debt	10,366	5,266	35,994	13,232	11,760
Interest expense - dividends on mandatorily redeemable preferred stock	—	—	—	13,484	—
Amortization of deferred financing costs	203	29	544	643	67
Loss on early extinguishment of debt	1,384	—	2,086	5,525	—
Unrealized (gain) loss on derivative instrument	214	(2,850)	(1,150)	—	(10,807)

Income (loss) before income taxes	(2,548)	6,173	(4,847)	(27,858)	16,615
Income tax expense (benefit)	(10,301)	2,861	(3,273)	(3,027)	7,050

Net income (loss)	$7,753	$3,312	$(1,574)	$(24,831)	$9,565

Basic earnings (loss) per share	$0.23	$0.15	$(0.06)	$(0.12)	$0.43
Diluted earnings (loss) per share	$0.23	$0.15	$(0.06)	$(0.12)	$0.43
Basic weighted average shares outstanding	33,597,000	22,197,500	25,087,535	215,883,300	22,197,500
Diluted weighted average shares outstanding	33,978,750	22,237,238	25,087,535	215,883,300	22,444,038

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share data)

	December 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$90,302	$3,063
Accounts receivable, net of allowance for doubtful accounts of $2,332 and $1,509 at December 31, 2006 and December 31, 2005, respectively	42,990	22,587
Inventory	4,664	3,421
Prepaid expenses	3,372	1,392
Deferred income taxes	2,896	2,121
Other current assets	380	366

Total current assets	144,604	32,950
Property, plant, and equipment, net of accumulated depreciation of $11,224 and $2,878 at December 31, 2006 and December 31, 2005, respectively	98,371	60,017
Goodwill	516,656	316,691
Intangible assets, net of accumulated amortization of $20,246 and $5,111 at December 31, 2006 and December 31, 2005, respectively	391,096	217,104
Deferred financing costs, net	5,297	753
Other assets	9,376	11,211
Assets held for sale	2,323	—

Total assets	$1,167,723	$638,726

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$3,071
Current portion of long-term liabilities	487	224
Accounts payable	5,655	1,616
Accrued expenses	20,525	10,505
Deferred revenue	14,554	8,851
Dividend payable	9,394	—

Total current liabilities	50,615	24,267
Long-term liabilities:
Borrowings under revolving credit facility	—	8,500
Long-term debt, less current portion	558,000	301,355
Long-term liabilities, less current portion	1,324	505
Deferred income taxes	70,935	72,043
Pension and other postretirement benefit obligations	13,765	—

Total liabilities	694,639	406,670

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized at December 31, 2006; none issued and outstanding at December 31, 2006 and December 31, 2005	$—	$—
Common stock, $0.01 par value, 150,000,000 shares authorized at December 31, 2006; 39,147,263 and 22,640,000 shares issued, and 39,141,263 and 22,640,000 outstanding at December 31, 2006 and December 31, 2005, respectively	381	222
Additional paid-in capital	486,011	226,178
Deferred compensation	—	(3,909)
Accumulated other comprehensive loss	(2,644)	—
Retained earnings (accumulated deficit)	(10,604)	9,565
Treasury stock, at cost, 6,000 shares at December 31, 2006	(60)	—

Total stockholders’ equity	473,084	232,056

Total liabilities and stockholders’ equity	$1,167,723	$638,726

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31, 2006	Period from January 1, 2005 to June 5, 2005	Period from June 6, 2005 to December 31, 2005
	(Successor)	(Predecessor)	(Successor)
Cash flows from operating activities:
Net income (loss)	$(1,574)	$(24,831)	$9,565
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	24,051	5,776	8,030
Amortization of deferred financing costs	544	643	67
Unrealized gain on derivative instrument	(1,150)	—	(10,807)
Issuance of Senior Debentures in lieu of paying cash interest on Senior Discount Debentures and Senior debentures held by affiliates	—	4,765	—
Change in accrued interest on senior discount debentures and senior debentures held by affiliates	—	(389)	(21,129)
Non-cash compensation expense	1,846	—	516
Deferred income taxes	(3,448)	(3,520)	6,899
Loss (gain) on sale of assets	700	—	(40)
Loss on early extinguishment of debt	2,086	5,525	—
Interest expense - dividends on mandatorily redeemable preferred stock	—	13,484	—
Non-cash transaction costs related to Merger	—	953	—
Impairment of long-lived assets	917	—	—
Unrecognized pension and other postretirement benefit obligations - actuarial loss	748	—	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(1,701)	(656)	760
Inventory	(23)	74	(408)
Prepaid expenses and other assets	771	(226)	346
Accounts payable	1,614	223	(58)
Accrued expenses	196	(2,227)	(5,304)
Deferred revenue	(668)	(71)	(113)
Other long-term liabilities	308	(95)	(138)

Net cash provided by (used in) operating activities	25,217	(572)	(11,814)

Cash flows from investing activities:
Purchases of property, plant, and equipment	(8,396)	(1,015)	(4,967)
Proceeds from sale of publications and other assets	4,494	—	3,398
Acquisition of GateHouse Media, Inc., net of cash acquired	—	—	(23,930)
Acquisition of CP Media, net of cash acquired	(231,735)	—	—
Acquisition of Enterprise NewsMedia, LLC, net of cash acquired	(181,393)	—	—
Other acquisitions, net of cash acquired	(11,808)	(80)	(15,082)
Net cash used in investing activities	(428,838)	(1,095)	(40,581)
Cash flows from financing activities:
Extinguishment of senior subordinated notes, net of fees	—	(182,813)	—
Extinguishment of senior discount notes, held by third parties	—	(20,184)	—
Extinguishment of senior preferred stock, held by third parties	—	(11,361)	—
Payment of debt issuance costs	(7,166)	(2,350)	(771)
Net borrowings (repayments) under term loans	558,000	216,448	27,926
Net borrowings (repayments) under revolving credit facility	(8,500)	—	8,500
Extinguishment of Senior Debentures	—	—	(69,200)
Contributed capital	—	—	221,975
Extinguishment of senior preferred stock, related to Merger	—	—	(134,321)
Extinguishment of credit facility, net of fees	(304,426)	—	—
Payment of offering costs	(3,701)	—	—
Issuance of common stock, net of underwriters’ discount	265,914	—	—
Purchase of treasury stock	(60)	—	—
Payment of dividends	(9,201)

Net cash provided by (used in) financing activities	490,860	(260)	54,109

Net increase (decrease) in cash and cash equivalents	87,239	(1,927)	1,714
Cash and cash equivalents at beginning of period	3,063	3,276	1,349

Cash and cash equivalents at end of period	$90,302	$1,349	$3,063

Supplemental disclosures of cash flow information:
Cash interest paid	$38,459	$16,879	$31,720
Cash paid for income taxes	175	—	—
Repayment of notes receivable through forgiveness of debt	—	953	—
Issuance of Senior Debentures in lieu of paying cash interest on Senior Discount Debentures and Senior Debentures held by affiliates	—	4,765	—
New Senior Debentures issued in exchange for Senior
Debentures and Senior Discount Debentures held by affiliates	—	87,503	—
Series B-1 Senior Preferred Stock issued in exchange for Series A Senior Preferred Stock	—	114,277	—

Non-GAAP Financial Measures

A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measure. GateHouse Media defines and uses Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow, non-GAAP financial measures, as set forth below.

Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow

The Company defines Adjusted EBITDA as net income (loss) before income tax expense (benefit), depreciation and amortization and other non-recurring items. We define As Adjusted EBITDA as Adjusted EBITDA before other non-cash items such as non-cash compensation and non-recurring integration and reorganization costs. The Company defines Levered Free Cash Flow as As Adjusted EBITDA less capital expenditures, cash taxes and interest expense.

Management’s Use of Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow are not measurements of financial performance under GAAP and should not be considered in isolation or as alternatives to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. GateHouse Media believes these non-GAAP measures, as defined above, are helpful in identifying trends in its day-to-day performance because the items excluded have little or no significance on its day-to-day operations. These measures provide assessments of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance. They provide indicators for management to determine if adjustments to current spending decisions are needed.

Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow provide GateHouse Media with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation and interest expense associated with its capital structure. These metrics measure GateHouse Media’s financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow are some of the metrics used by senior management and the board of directors to review the financial performance of the business on a monthly basis.

Limitations of Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow have limitations as analytical tools. They should not be viewed in isolation or as substitutes for GAAP measures of earnings or cash flows. Material limitations in making the adjustments to GateHouse Media’s earnings to calculate Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow and using these non-GAAP financial measures as compared to GAAP net income (loss), include: the cash portion of interest expense, income tax (benefit) provision and non-recurring charges related to gain (loss) on sale of facilities and extinguishment of debt activities generally represent charges (gains), which may significantly affect GateHouse Media’s financial results.

Stockholders and other interested persons may find these items important in evaluating GateHouse Media’s performance, results of operations and financial position. GateHouse Media uses non-GAAP financial measures to supplement its GAAP measures in order to provide a more complete understanding of the factors and trends affecting its business.

Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow are not alternatives to net income, income from operations or cash flows provided by or used in operations as calculated and presented in accordance with GAAP. Stockholders and other interested persons should not rely on Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow as substitutes for any such GAAP financial measures. GateHouse Media strongly urges stockholders and other interested persons to review the reconciliation of net (loss) income to Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow, along with its consolidated financial statements included elsewhere in this release. GateHouse Media also strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow are not measures of financial performance under GAAP and are susceptible to varying calculations, the Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow measures, as presented in this release, may differ from and may not be comparable to similarly titled measures used by other companies.

The table below shows the reconciliation of net (loss) income to Adjusted EBITDA, As Adjusted EBITDA and Levered Free Cash Flow for the periods presented (in thousands):

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

As Adjusted EBITDA

(In thousands)

	Three Months Ended December 31, 2006		Three Months Ended December 31, 2005	Year Ended December 31, 2006		Period From January 1, 2005 to June 5, 2005	Period From June 6, 2005 to December 31, 2005
	(Successor)		(Successor)	(Successor)		(Predecessor)	(Successor)
Net income (loss)	$7,753		$3,312	$(1,574)		$(24,831)	$9,565
Income tax expense (benefit)	(10,301)		2,861	(3,273)		(3,027)	7,050
Unrealized (gain) loss on derivative instrument	214		(2,850)	(1,150)		—	(10,807)
Loss on early extinguishment of debt	1,384		—	2,086		5,525	—
Amortization of deferred financing costs	203		29	544		643	67
Interest expense - dividends on mandatorily redeemable preferred stock	—		—	—		13,484	—
Interest expense - debt	10,366		5,266	35,994		13,232	11,760
Impairment of long-lived assets	20		—	917		—	—
Transaction costs related to Merger	—		—	—		7,703	2,850
Depreciation and amortization	7,844		3,480	24,051		5,776	8,030

Adjusted EBITDA	17,483		12,098	57,595		18,505	28,515
Non-cash compensation and other expense	3,229		431	5,175		796	681
Non-cash portion of postretirement benefits expense	416		—	748		—	—
Management fees paid to prior owners	—		—	—		768	—
Integration and reorganization costs	1,269		348	4,486		—	1,002
(Gain) loss on sale of assets	89		(40)	700		—	(40)

As Adjusted EBITDA	22,486		12,837	68,704		20,069	30,158
Capital expenditures	(377	) (b)	(3,754)	(3,902	) (b)	(1,015)	(4,967)
Interest expense - dividends on mandatorily redeemable preferred stock	—		—	—		(13,484)	—
Interest expense - debt	(9,289	) (a)	(5,266)	(31,939	) (a)	(13,232)	(11,760)

Levered Free Cash
Flow	$12,820		$3,817	$32,863		$(7,662)	$13,431

(a)	Interest expense-debt excludes interest expense on the second lien debt and interest expense on the revolving credit facility for the fourth quarter and the year ended December 31, 2006 of $1.1 million and $4.1 million, respectively. The second lien debt was paid off completely and the outstanding balance of the revolving credit facility was repaid with proceeds from the initial public offering.
(b)	Capital expenditures include proceeds from sale of publications and other assets of $1.6 million and $4.5 million during the fourth quarter and the year ended December 31, 2006, respectively.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to progress made by the Company in its integration efforts, growth in revenues and cash flow, on-line revenues and potential acquisition opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the Company’s limited operating history on a combined basis, the Company’s ability to generate sufficient cash flow to cover required interest, long-term obligations and dividends, the effect of the Company’s indebtedness and long-term obligations on its liquidity, the Company’s ability to effectively manage its growth, unforeseen costs associated with the acquisition of new properties, the Company’s ability to find suitably priced acquisitions, the Company’s ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting the Company’s revenues and operating results, any declines in circulation, the Company’s ability to obtain additional capital on terms acceptable to it, the Company’s vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, departure of key officers, increases in market interest rates, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in the Company’s filings with the SEC reports, including its final Prospectus filed with the SEC pursuant to Rule 424(b) dated as of October 24, 2006. When considering forward- looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are also cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this press release and/or the associated earnings conference call. The factors discussed above and the other factors noted in the Company’s SEC filings could cause actual results to differ significantly from those contained in any forward-looking statement. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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